Exhibit 23.1

DAVIS ACCOUNTING GROUP, P.C.
A Certified Public Accounting Firm
1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808 • FAX (435) 865-2821

Mr. Tsvika Friedman, President and Director
Columbus Geographic Systems (GIS) Ltd.
P.O. Box 47
Timorim, Israel 79860

Dear Mr. Friedman,

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of Columbus Geographic Systems (GIS) Ltd. on Form 10-SB of our report on the financial statements of the Company as its registered independent auditors dated October 18, 2007, as of and for the periods ended December 31, 2006, and 2005.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
December 7, 2007.